UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 1, 2010

BLUE CHIP VALUE FUND, INC.

(Exact name of Registrant as specified in its charter)

Maryland	811-5003	84-1055593
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1225 Seventeenth Street

26th Floor, Denver CO  80202

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  1-800-624-4190

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 1, 2010 the Board of Directors of Blue Chip Value Fund, Inc. (the “Fund”) approved and adopted Amended and Restated By-Laws of the Fund. The Amended and Restated By-Laws were effective on or before September 7, 2010. The Amended and Restated By-Laws clarifies and sets forth processes, procedures and requirements relating to calling, conducting and holding stockholder meetings, adjusts the content and procedures for transmitting notices of meetings, the timing of and information that stockholders of the Fund must provide when proposing director nominations or other business to be considered at stockholders meetings, certain quorum and voting requirements and Board term, size and vacancy requirements, including reflecting the Fund's election to be subject to Section 3-804(b) and (c) and Section 3-805 of the Maryland General Corporation Law.

On September 1, 2010, the Board of Directors approved the filing of Articles Supplementary to reflect the above-referenced election to be subject to Section 3-804(b) and (c) and Section 3-805 of the Maryland General Corporation Law. The Articles were filed on September 7, 2010.

The preceding description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, which is attached hereto as Exhibit 3.1, and the Articles Supplementary, which is attached hereto as Exhibit 3.2, and both are incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits

3.1       Amended and Restated By-Laws of Blue Chip Value Fund, Inc. dated September 1, 2010.

3.2       Articles Supplementary of Blue Chip Value Fund, Inc. dated September 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE CHIP VALUE FUND, INC.

Date: September 3, 2010	By: /s/ Todger Anderson
Todger Anderson
President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Blue Chip Value Fund, dated September 1, 2010.

3.2	Articles Supplementary of Blue Chip Value Fund, Inc. dated September 1, 2010.